UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 289-2776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a special meeting of stockholders held on May 30, 2025 (the “Special Meeting”) of TruGolf Holdings, Inc. (the “Company”), the Company’s stockholders approved a proposal to approve a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate Amendment”) which would amend the Company’s existing certificate of incorporation, as amended, to increase the number of authorized shares of the Company’s Class A Common Stock from 90,000,000 shares to 650,000,000 shares. The Certificate Amendment became effective upon filing with the Delaware Secretary of State on June 2, 2025. A copy of the Certificate Amendment is filed as Exhibit 3.1 hereto and is incorporated in this Item 5.03 by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

During the Special Meeting stockholders voted on the four proposals listed below. The final voting results with respect to each proposal are also set forth below. As of the record date for the Special Meeting, there were 45,650,200 shares of common stock outstanding, of which 35,650,201 shares are Class A common stock and 9,999,999 shares are Class B common stock. Each outstanding share of our Class A common stock entitled its holder to one vote on each of the matters to be voted on at the Special Meeting, and each outstanding share of our Class B common stock entitled its holder to 25 votes on each proposal at the Special Meeting.

Proposal 1:

The Nasdaq Proposal: To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), our issuance of all of the shares of our Class A common stock upon conversion of the Company’s Series A Preferred Stock, without regard to any limitations on conversion or exercise set forth in the Certificate of Designations of Rights and Preferences of Series A Preferred Stock, and assuming all Series A Convertible Preferred Warrants (the “Preferred Warrants”) have been issued and exercised and all adjustments with respect to such issuances shall have been made to the Series A Preferred Stock and Preferred Warrants, as applicable.

For	Against	Abstentions
260,683,188	1,124,928	21,499

Proposal 2:

The Reverse Split Proposal: To approve an amendment to the Company’s amended and restated certificate of incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a reverse stock split ratio of between 1-for-5 to 1-for-75 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Special Meeting.

For	Against	Abstentions
260,028,322	1,794,112	7,181

Proposal 3:

The Share Increase Proposal: To approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”) to increase the number of our authorized shares of Class A Common Stock from 90,000,000 shares to 650,000,000 shares and to make a corresponding change to the number of authorized shares of capital stock.

For	Against	Abstentions
259,971,212	1,727,044	131,359

Proposal 4:

The Adjournment Proposal: To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1, 2, or 3.

For	Against	Abstentions
260,576,595	1,198,019	55,000

Item 8.01 Other Events.

As previously disclosed, TruGolf Holdings, Inc, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that the listing of its Class A common stock was not in compliance with: (i) the minimum Market Value of Publicly Held Shares requirement set forth in Nasdaq Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”); (ii) the minimum bid price requirement of $1.00 per share set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”); and (iii) the minimum shareholders’ equity requirement set forth in Nasdaq Listing Rule 5450(b)(1)(A) (the “Equity Rule”).

The Company requested a hearing before a Nasdaq hearing panel (the “Panel”) to present a plan to regain compliance with all the continued listing requirements of Nasdaq and such hearing was held May 15, 2025. On May 30, 2025, the Panel provided the Company a temporary exception to regain compliance with the Bid Price Rule until July 8, 2025 and with the MVPHS Rule and Equity Rule until July 30, 2025. In addition, the Panel directed that the Company’s listing be transferred to the Nasdaq Capital Market, effective at the open of business on June 3, 2025.

The Panel reserves the right to reconsider the terms of this exception based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company’s securities on Nasdaq inadvisable or unwarranted. The Panel notification advised the Company that the Nasdaq Listing and Hearing Review Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the written decision. If the Listing Council determines to review the Panel’s decision in the Company’s matter, it may affirm, modify, reverse, dismiss or remand the decision to the Panel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to Third Amended and Restated Certificate of Incorporation of TruGolf Holdings, Inc., dated June 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2025	TRUGOLF HOLDINGS, INC.

	By:	/s/ Christopher Jones
	Name:	Christopher Jones
	Title:	Chief Executive Officer